UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, the Board of Directors (the “Board”) of ATN International, Inc. (the “Company”) announced that Naji N. Khoury has been appointed (the “Appointment”) President and Chief Executive Officer (“CEO”) to be effective as of April 20, 2026 (the “Effective Date”).

Mr. Khoury, 59, previously served as the CEO of Liberty Communications Puerto Rico from 2012 to 2024 and as a member of the Executive Leadership Team of Liberty Latin America Ltd. (“Liberty”) from 2018 to 2024. Mr. Khoury joined Liberty in 2010 as the Managing Director of Liberty Cable Puerto Rico. Prior to Liberty, Mr. Khoury spent a decade holding several leadership positions at Centennial Communications, most recently serving as its Senior Vice President of Marketing, Business Development and Customer Service. Mr. Khoury earned a Master’s degree in engineering from The Johns Hopkins University and a Bachelor of Science degree in electrical engineering from Syracuse University.

There are no arrangements or understandings between Mr. Khoury and any other person pursuant to which Mr. Khoury was appointed principal executive officer. Mr. Khoury does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor does he have any family relationships with any of the Company’s directors or executive officers.

In connection with the Appointment, the Board approved Mr. Khoury’s compensation, as set forth in that certain Offer of Employment Letter, dated as of April 1, 2026 (the “Offer Letter”). Beginning on the Effective Date, Mr. Khoury will receive an annual base salary of $600,000 for his services as President and CEO and will be eligible to receive an annual cash performance bonus of up to 150% of his base salary (pro-rated for calendar year 2026), with the actual amount of such bonus to be determined by the Board based upon, among other things, achievement of the corporate and individual performance objectives approved by the Compensation Committee of the Board (the “Compensation Committee”). Notwithstanding the foregoing, pursuant to the Offer Letter, Mr. Khoury’s 2026 annual cash performance bonus will not be less than 60% nor more than 100% of his pro-rated target bonus and is subject to his continued employment through the payout date.

The Offer Letter also provides that Mr. Khoury will be eligible to receive annual equity awards. For 2026, he will receive an equity award (the “2026 Equity Award”) with a grant date fair value of $2,000,000, based upon the average closing price of the Company’s common stock for the 20 trading days prior to and including the Friday before grant approval. The 2026 Equity Award will consist of 50% time-based restricted stock units (“RSUs”) and 50% performance-based performance stock units (“PSUs”), with the RSUs vesting in equal annual installments on each of the first, second, third, and fourth anniversaries of the grant date and the PSUs vesting based upon the Company’s total shareholder return relative to the Russell 2000 measured over a three-year performance period .

Pursuant to the Offer Letter, Mr. Khoury will also be eligible to receive an aggregate of $135,000 (the “Relocation Payment”) to cover certain relocation and temporary housing expenses. The Relocation Payment will be paid in three installments, provided that Mr. Khoury remains employed by the Company on the applicable payment date, and is subject to recoupment under certain circumstances as set forth in the Offer Letter.

Mr. Khoury will also be eligible to participate in all benefit plans of the Company that are generally available to the Company’s senior executives, and will be subject to the Company’s Executive Compensation Recoupment Policy.

The Company and Mr. Khoury also entered into the Company’s standard form of Restrictive Covenants Agreement, which includes customary confidentiality, non-solicitation, and non-competition restrictive covenants in favor of the Company (the “Restrictive Covenants Agreement”). It is anticipated that the Company and Mr. Khoury also will enter into an Executive Severance Agreement on the Company’s standard terms (the “Severance Agreement”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this Current Report on Form 8-K if and when the Severance Agreement is finalized and executed.

Brad Martin, the Company’s current CEO, ceased to serve as the Company’s principal executive officer and as a member of the Board, effective as of April 6, 2026. The Board intends to nominate Mr. Khoury as a director, effective upon election by stockholders at its upcoming Annual General meeting on June 16, 2026. On April 6, 2026, the Company and Mr. Martin entered into that certain Consulting Services Agreement (the “Consulting Agreement”), pursuant to which Mr. Martin has agreed to provide certain support services in connection with the leadership transition during the period beginning April 7, 2026 and ending May 31, 2026. In consideration of such services, the Company will pay Mr. Martin $25,000 in two equal installments on April 30, 2026 and May 31, 2026. For the avoidance of doubt, the payments pursuant to the Consulting Agreement are in addition to, and not in lieu of, any benefits that Mr. Martin may be entitled to pursuant to that certain Executive Severance Agreement, by and between the Company and Mr. Martin, effective January 1, 2024, subject to his timely execution and non-revocation of a release and waiver of claims in favor of the Company. The Company thanks Mr. Martin for his many years of service.

The foregoing summaries of the Offer Letter, the Restrictive Covenants Agreement, and the Consulting Agreement do not purport to be complete and are qualified in their entireties by reference to the full texts of the Offer Letter, the Restrictive Covenants Agreement, and the Consulting Agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

On April 7, 2026, the Company issued a press release regarding the Appointment. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits

(d)	Exhibits.

10.1	Offer of Employment Letter, by and between the Company and Mr. Khoury, dated as of April 1, 2026.
10.2	Restrictive Covenants Agreement, by and between the Company and Mr. Khoury, dated as of April 1, 2026.
10.3	Consulting Services Agreement, by and between the Company and Mr. Martin, dated as of April 6, 2026.
99.1	Press Release, dated April 7, 2026.
104	Cover page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Carlos Doglioli
Carlos Doglioli
Chief Financial Officer

Dated: April 7, 2026